UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2017

Sarepta Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14895	93-0797222
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

215 First Street

Suite 415

Cambridge, MA 02142

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (617) 274-4000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Douglas S. Ingram as President and Chief Executive Officer and a Director

On June 26, 2017, the Board of Directors (the “Board”) of Sarepta Therapeutics, Inc. (the “Company”) appointed Douglas S. Ingram to serve as the Company’s President and Chief Executive Officer. Mr. Ingram was also elected to the Board as a Group I director who will hold office until the Company’s 2018 annual meeting of stockholders or until his successor is earlier elected.

Mr. Ingram, who is 54 years old, served as the Chief Executive Officer and President and a Director of Chase Pharmaceuticals Corporation, a clinical-stage biopharmaceutical company, from December 2015 until November 2016. Prior to joining Chase Pharmaceuticals, Mr. Ingram served as the President of Allergan, Inc., a pharmaceutical company, from July 2013 until it was acquired by Actavis in early 2015. At Allergan, he also served as President, Europe, Africa and Middle East from August 2010 to June 2013, and Executive Vice President, Chief Administrative Officer, and Secretary from October 2006 to July 2010, where he led Allergan’s Global Legal Affairs, Compliance, Internal Audit and Internal Controls, Human Resources, Regulatory Affairs and Safety, and Global Corporate Affairs and Public Relations departments. Mr. Ingram also served as General Counsel of Allergan from January 2001 to June 2009 and as Secretary and Chief Ethics Officer from July 2001 to July 2010. With the acquisition of Allergan by Actavis, Mr. Ingram consulted as a special advisor to the Chief Executive Officer of Actavis. Mr. Ingram serves as a director of Endo International plc, a pharmaceutical company, where he is a member of Endo’s Compensation Committee and Operations Committee. Mr. Ingram also serves as a director of Pacific Mutual Holding Company, a parent company for subsidiaries engaged in a variety of insurance, financial services and other investment-related businesses, where he is a member of the Audit Committee, the Governance and Nominating Committee, and the Member Interests Committee. Mr. Ingram is also Vice Chairman of Nemus Biosciences, a biopharmaceutical company. Mr. Ingram received his J.D. from the University of Arizona and his Bachelor of Science degree from Arizona State University. Mr. Ingram’s qualifications to serve on the Board include, among others, his extensive knowledge of the industry, significant leadership experience at pharmaceutical companies, including service as chief executive officer and president of publicly traded and private companies, and legal experience and expertise.

Also on June 26, 2017, the Company simultaneously entered into an executive employment agreement (the “Employment Agreement”) and a Change in Control and Severance Agreement (the “Change in Control Agreement”) with Mr. Ingram in connection with his employment as the President and Chief Executive Officer of the Company, effective June 26, 2017 (the “Effective Date”). In connection with these agreements, the Company also amended its 2014 Employment Commencement Incentive Plan (the “Plan”) to increase the number of authorized shares of common stock under the Plan.

Chief Executive Officer Employment Agreement

The Employment Agreement has an initial term of three years commencing on the Effective Date (the “Initial Term”). After the expiration of the Initial Term, the Employment Agreement automatically renews on an annual basis until either party provides 60 days’ notice of intent not to renew. Mr. Ingram will receive a base annual salary of $650,000. He will also be eligible to receive a target annual bonus of 90% of his annual base salary, upon achievement of performance objectives to be determined by the Board or its Compensation Committee. Mr. Ingram will also be eligible to participate in the Company’s employee benefit plans, policies, and arrangements applicable to other executive officers generally.

As an inducement material to his entering into the Employment Agreement, Mr. Ingram was granted two inducement equity awards on the Effective Date under the Plan. Mr. Ingram will be ineligible for any future annual equity incentive awards for the first five years of his employment.

Mr. Ingram received an inducement award under the Plan in the form of 335,000 shares of restricted common stock of the Company (the “Restricted Stock Award”). Subject to his continued service through each applicable vesting date, 25% of the Restricted Stock Award will vest on the one-year anniversary of the Effective Date, and 1/36th of the remaining unvested award will vest on each monthly anniversary of the Effective Date thereafter, ending on the fourth anniversary of the Effective Date.

Mr. Ingram received an inducement award under the Plan in the form of an option to purchase 3,300,000 shares of the Company’s common stock with an exercise price per share of $34.65, which is equal to the closing price of the Company’s common stock on June 26, 2017 (the “Performance Option Award”). Subject to his continued service through the vesting date, a percentage of Mr. Ingram’s Performance Option Award will vest on the fifth anniversary of the Effective Date, (such percentage, the “Five-Year Vesting Percentage”) based on the extent to which the compounded annual growth rate (“CAGR”) of the Company’s stock closing price from the Effective Date through the fifth anniversary of the Effective Date (the “Five-Year Company CAGR”) exceeds the CAGR of the NASDAQ Biotech Index (symbol NBI) (or successor index) during the same period (the “Five Year-Biotech Index CAGR”). Except as described below concerning termination under certain circumstances, Mr. Ingram’s Performance Option Award will not vest before the fifth anniversary of the Effective Date. No portion of the Performance Option Award will vest if the Five-Year Company CAGR is less than 15% or if the Five-Year Company CAGR does not exceed (or, in certain limited cases, meet) the Five-Year Biotech Index CAGR. If the Five-Year Company CAGR exceeds the Five-Year Vesting Percentage, the Performance Option Award will vest in varying increments based on the Company CAGR levels of 15%, 20%, 25%, 30%, 35%, and 40% or more. The vesting percentages decrease as the spread between the Company CAGR and the Biotech Index CAGR decrease.

The Restricted Stock Award and the Performance Option Award are both subject to clawback under circumstances set forth in the Employment Agreement.

The Employment Agreement specifies that if Mr. Ingram’s employment is terminated as a result of death or disability, he will be entitled to payment of any accrued but unpaid salary, any earned but unpaid annual bonus, reimbursement of business expenses, unused vacation time, and similar benefits (his “Accrued Benefits”).

If Mr. Ingram’s employment is terminated as a result of non-renewal of the Employment Agreement, he will be entitled to payment of his Accrued Benefits and, subject to his execution and non-revocation of a release of claims, a pro rata portion of the outstanding Performance Option Award based on his service and the Company CAGR and Biotech Index CAGR, in each case, through his date of termination and a minimum one-year post-termination exercise period on his outstanding options (but not beyond the original expiration date).

If Mr. Ingram’s employment is terminated by the Company without Cause or for Good Reason (each as defined in the Employment Agreement), he will be entitled to payment of his Accrued Benefits and, subject to his execution and non-revocation of a release of claims, a pro rata portion of any annual bonus for the year in which his employment terminates (subject to the actual achievement of performance goals), continued payments of 18 months of his base salary and one times target bonus payable for 18 months from the date of termination, COBRA coverage at applicable active employee rates for 18 months, accelerated vesting of 25% vesting of his unvested Restricted Stock Award, a pro rata portion of the outstanding Performance Option Award based on his service and the Company CAGR and Biotech Index CAGR, in each case, through his date of termination, and a minimum one-year post-termination exercise period on his outstanding options (but not beyond the original expiration date).

The Employment Agreement requires Mr. Ingram not to compete, either directly or indirectly, with the Company during his employment and until eighteen months following his date of termination of employment with the Company. The Employment Agreement also requires Mr. Ingram not to solicit the Company’s employees to leave their employment with the Company during, and for eighteen months following, the term of his employment. In addition, Mr. Ingram entered into the Company’s form of Confidential Proprietary Rights and Non-Disclosure Agreement.

Change in Control and Severance Agreement with the Chief Executive Officer

The Change in Control Agreement provides that if Mr. Ingram experiences a termination by the Company without Cause or by him for Good Reason during the 90-day period preceding or the 24-month period following a change in control, then in addition to his Accrued Benefits, the Company will provide Mr. Ingram with the following, subject to his execution and non-revocation of a release of claims:

•	a cash lump sum payment equal to 24 months of his base salary at the rate in effect immediately prior to his termination of employment;

•	a cash lump sum payment equal to 200% of his annual target bonus assuming achievement of performance goals at 100%;

•	accelerated vesting on 100% of his outstanding and unvested equity awards other than his Performance Option Award;

•	pro rata accelerated vesting on his outstanding Performance Option Award as described above, except that (1) the Company’s stock price for purposes of calculating Company CAGR will be deemed to be the greater of the sale price of the Company’s common stock in connection with the change in control and the price of the Company’s common stock on the date of the executive’s termination, and (2) vesting will be calculated assuming that Mr. Ingram performed services for the greater of 30 months or the actual number of full months that he provided services; and

•	COBRA coverage at applicable active employee rates.

Amendment to the 2014 Employment Commencement Incentive Plan

Prior to approval of the Employment Agreement and the grant of incentive equity awards to Mr. Ingram under the Plan, the Board amended the Plan to increase the number of authorized shares of common stock of the Company under the Plan by 3,800,000 shares to 5,440,000 shares.

The foregoing descriptions of the terms of the Employment Agreement, the Change in Control Agreement and the amendment to the Plan do not purport to be a complete description and are qualified in their entirety by reference to the Employment Agreement, the Change in Control Agreement and the amendment to the Plan that are filed as Exhibits 10.1, 10.2 and 10.3, respectively, to this Form 8-K. The Restricted Stock Award is governed by the Restricted Stock Agreement under the Plan, which is filed as Exhibit 10.4 to this Form 8-K. The Performance Option Award is governed by the Performance Stock Option Award Agreement under the Plan, which is filed as Exhibit 10.5 to this Form 8-K.

Departure of Edward M. Kaye, M.D. as President and Chief Executive Officer and a Director

Edward M. Kaye, M.D. informed the Board on April 24, 2017 that he intended to resign as President and Chief Executive Officer. On June 26, 2017, Dr. Kaye tendered his resignation as President and Chief Executive Officer effective on that date. Also on June 26, 2017, due to Dr. Kaye’s resignation as President and Chief Executive Officer and as required by the terms of his employment agreement, Dr. Kaye tendered his resignation as a director of the Company, effective upon a date to be determined by the Board or the Board’s Nominating and Corporate Governance Committee.

Item 7.01	Regulation FD Disclosure

On June 28, 2017, the Company issued a press release to announce Mr. Ingram’s appointment as President and Chief Executive Officer and election as a director and Dr. Kaye’s resignation as President and Chief Executive Officer and as a director. A copy of the press release is filed as exhibit 99.1 to this Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Employment Agreement, dated as of June 26, 2017, between Sarepta Therapeutics, Inc. and Douglas S. Ingram

10.2	Change in Control and Severance Agreement by and between Douglas S. Ingram and Sarepta Therapeutics, Inc., effective June 26, 2017

10.3	Amendment No. 1 to the Sarepta Therapeutics, Inc. 2014 Employment Commencement Incentive Plan

10.4	Restricted Stock Agreement under the 2014 Employment Commencement Incentive Plan

10.5	Performance Stock Option Award Agreement under the 2014 Employment Commencement Incentive Plan

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sarepta Therapeutics, Inc.

Date: June 28, 2017	By:	/s/ Sandesh Mahatme
		Name:	Sandesh Mahatme
		Title:	Executive Vice President, Chief Financial Officer and Chief Business Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Employment Agreement, dated as of June 26, 2017, between Sarepta Therapeutics, Inc. and Douglas S. Ingram

10.2	Change in Control and Severance Agreement by and between Douglas S. Ingram and Sarepta Therapeutics, Inc., effective June 26, 2017

10.3	Amendment No. 1 to the Sarepta Therapeutics, Inc. 2014 Employment Commencement Incentive Plan

10.4	Restricted Stock Agreement under the 2014 Employment Commencement Incentive Plan

10.5	Performance Stock Option Award Agreement under the 2014 Employment Commencement Incentive Plan

99.1	Press Release